SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

CHINA ARCHITECTURAL ENGINEERING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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CHINA ARCHITECTURAL ENGINEERING, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of China Architectural Engineering, Inc., a Delaware corporation (the “Company”, “we”, “us”, or “our”), to be held at the Company’s executive offices located at Northeast Block B-2, East Industrial Park, Overseas Chinese Town, Nanshan District, Shenzhen, 518057, People’s Republic of China, on _________ __, 2009 at 9:00 am local time.

           The Special Meeting of the Company is being held for the following purposes:

1.           To approve the issuance of 17,000,000 shares of our common stock pursuant to a Securities Purchase Agreement described in the accompanying Proxy Statement; and

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The board of directors recommends a vote “for” the proposal listed above.

Important Notice Regarding the Availability of Proxy Materials for the Special Stockholder Meeting to Be Held on ______________, 2009—the Proxy Materials for the Special Meeting are also available at http://www.vfnotice.com/chinaarchitectural/special_meeting.

If you held shares of our common stock at the close of business on September __, 2009, the record date for the Special Meeting (the “Record Date”), you are entitled to notice of the meeting or any adjournment thereof.  Holders of shares of our common stock as of the record date (other than shares acquired under a certain stock purchase agreement described in the accompanying Proxy Statement) are entitled to vote on the proposal to approve the additional sale and issuance of shares pursuant to the Stock Purchase Agreement.

            The following proxy statement and enclosed proxy card is being sent to each stockholder as of the Record Date. You are cordially invited to attend the Special Meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy card and return it in the enclosed postage paid envelope. The giving of this proxy card will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy card promptly to avoid the expense of additional proxy solicitation.

FOR THE BOARD OF DIRECTORS

Chief Executive Officer and
Chairman of the Board of Directors

Dated: September __, 2009
Zhuhai, China

CHINA ARCHITECTURAL ENGINEERING, INC.

PROXY STATEMENT

For Special Meeting to be Held
_________ __, 2009 at 9:00 am Local Time at
Northeast Block B-2, East Industrial Park, Overseas Chinese Town,
Nanshan District, Shenzhen, 518057, People’s Republic of China

This proxy statement is delivered to you by China Architectural Engineering, Inc. (“we,” “us,” the “Company,” or “CAE”), a Delaware corporation, in connection with a Special Meeting of Stockholders of the Company to be held at the Company’s executive offices located at Northeast Block B-2, East Industrial Park, Overseas Chinese Town, Nanshan District, Shenzhen,  518057, People’s Republic of China, on _________ __, 2009 at 9:00 am local time (the “Special Meeting”).  The approximate mailing date for this proxy statement and the enclosed proxy is September __, 2009.

Purpose of the Special Meeting

The purpose of the Special Meeting is to seek stockholder approval of one proposal, which would allow us to complete the issuance and sale of 17,000,000 shares of our common stock to certain investors (the “Investors”) at $1.65 per share pursuant to the securities purchase agreement described in this Proxy Statement.

Quorum; Voting Rights

The presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the Special Meeting.  Abstentions and broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum.  If a quorum is not present at the Special Meeting, we expect that the Special Meeting will be adjourned to solicit additional proxies.

Only stockholders who owned shares of our common stock at the close of business on September __, 2009 (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting.   In connection with the proposed sale and issuance of 17,000,000 shares of our common stock that is subject to shareholder approval under this proxy statement, our principal shareholder, KGE Group, Limited, sold an aggregate of 5,000,000 shares of our common stock to Nine Dragon (Hong Kong) Co. Ltd. pursuant to a stock purchase agreement (the “KGE Group Sales Shares”).  Pursuant to NASDAQ requirements, the KGE Group Sales Shares, as a part of the transaction subject to this proxy statement, are not entitled to vote on the Proposal.  Therefore, each share of common stock outstanding on the Record Date, other than the KGE Group Sales Shares, is entitled to one vote on the Proposal. As of the Record Date, shares of CAE’s common stock were outstanding and entitled to vote on the Proposal, and we will need at least [26,628,438] shares present and in person or by proxy at the Special Meeting for a quorum to exist.

Voting Your Proxy

Your vote is important. Your shares can be voted at the Special Meeting only if you are present in person or represented by proxy.  Stockholders who hold shares of our company in “street name” may vote at the Special Meeting only if they hold a valid proxy from their broker. Even if you plan to attend the Special Meeting, we urge you to vote in advance. If you choose to vote by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

Stockholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone, the Internet or mail. You should follow the instructions you receive from your nominee to vote those shares. If you are a stockholder who owns shares through a nominee and attends the Special Meeting, you should bring a letter from your nominee identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

Counting of Votes

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted FOR the approval of the Proposal.  All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Special Meeting in accordance with the directions given. Representatives of our transfer agent will assist us in the tabulation of the votes.

Effect of Abstentions and Broker Non-Votes

An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. Under applicable NASDAQ stock exchange rules, brokers that hold shares of our common stock in “street” name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters without specific instructions from those customers.

Abstentions and broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum.  While abstentions will not be counted as a vote FOR or AGAINST the Proposal, they will have the same effect as a negative vote on the proposal because abstentions will be included in the tabulations of the shares of common stock entitled to vote on the Proposal to determine whether it has been approved.  Brokers that do not receive instructions are not entitled to vote on the approval of the Proposal.  Any broker “non-votes” will have no effect on the outcome of the matter (i.e., they will be neither a vote “for” nor a vote “against” the Proposal and will not be included in the tabulation of the voting results).

Revoking Your Proxy

Any proxy given may be revoked at any time prior to its exercise by notifying the Corporate Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Special Meeting. The Company’s principal executive office is located at 105 Baishi Road, Jiuzhou West Avenue, Zhuhai, 519070, People’s Republic of China.

Appraisal Rights

Under the Delaware Code, stockholders entitled to vote will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the meeting, and we will not independently provide stockholders with any such right.

Solicitation of Proxies

The cost of this solicitation of proxies will be borne by the Company.  In addition, the Company will solicit stockholders by mail, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of CAE registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

Delivery of Proxy Materials to Households

“Householding” is a program, approved by the Securities and Exchange Commission (the “SEC”), which allows companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or call or write us at the following address or phone number: China Architectural Engineering, Inc., 105 Baishi Road, Jiuzhou West Avenue, Zhuhai, 519070, People’s Republic of China, by telephone at 86-756-8538908. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

PROPOSAL APPROVAL OF SALE AND ISSUANCE OF THE SHARES THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SALE AND ISSUANCE OF 17,000,000 SHARES OF COMMON STOCK.

Background

On August 6, 2009, we entered into a Securities Purchase Agreement with KGE Group Limited and certain investors (the “Investors”), pursuant to which we agreed to sell to the Investors an aggregate of 17,000,000 shares of our common stock (the “Shares”), par value $0.001 per share, for $1.65 per share (the “Private Placement”).  As of the record date, the Shares represented approximately 31.9% of our issued and outstanding common stock.  Due to NASDAQ limitations, as described below, we cannot sell and issue the Shares without first obtaining stockholder approval.

Assuming the Proposal is approved, we will sell and issue the Shares to the Investors pursuant to the terms of the Securities Purchase Agreement for approximately $28.1 million in gross proceeds, and approximately $27.7 million in net proceeds after deducting estimated fees and expenses, which primarily consist of legal fees, accounting fees, SEC filing fees, NASDAQ listing fees, and other fees and expenses.

Reasons for the Private Placement

The industry in which we operate is capital intensive and we have an immediate need to raise additional funds to effectively continue our operations.  In addition, we have recently entered into agreements to participate in a significant project that will require us to have access to a substantial amount of capital.

In June 2009, we entered into a Framework Agreement of Investment on Marine Park and Holiday Resorts Project (the “Framework Agreement”) with Shanghai Nine Dragon Co. Ltd (“Nine Dragon”) to undertake the projects at the Nine Dragon Holiday Resort that has been under development in the Yangtze River Delta in China.  Pursuant to the terms of the Framework Agreement, the projects include, but are not limited to, the construction of a marine park, botanical garden, and other buildings.  According to the Framework Agreement, various portions of the overall project are scheduled to commence in the second half of 2009, and projected completion dates for various portions of the project range from 2011 to 2013.  We agreed to sign an agreement with Nine Dragons that contained separate terms and conditions for each sub-project, including investment, the size of the construction, and the operation procedures.  Further to the Framework Agreement, in August 2009, we signed a Letter of Intent of Land Transfer ("LOI") to purchase land from Zhejiang Nine Dragon Co., a subsidiary of Nine Dragon.  The property that is subject to the LOI is a planned construction area of approximately 1.6 million square feet, and, according to the LOI, the purchase price will be equal to approximately US$34 per square foot, for a total purchase price of approximately US$55 million.  Pursuant to the terms of the LOI, the parties will sign a definitive agreement and the transaction is intended to close within six months after signing the definitive contract. According to the LOI, the purchased land is expected to be constructed into a mixed-used complex, which will include a residential complex.  Pursuant to the LOI, it is expected for construction to occur in 2010 and completion to occur in 2011.

Pursuant to the terms of the Securities Purchase Agreement, we must maintain a cash reserve of at least US $23.0 million after the sale of the Shares to fund the Shanghai Nine Dragons until such project has reached at least 80% of completion as determined by the Company and Nine Dragon (Shanghai) Co. Ltd.  As of June 30, 2009, we had unrestricted cash and cash equivalents of $7.0 million. Based on plans of operations for the Nine Dragons Resort Project, our anticipated cash requirements would exceed our balance of unrestricted cash and cash equivalents that were on hand at June 30, 2009.

In reaching its unanimous decision to approve the Private Placement and in determining that the Private Placement is in the best interests of the Company and its stockholders, our Board of Directors carefully considered many factors, including our ability to perform and benefit from the Nine Dragon Resort Project, our inability to continue operations and performance of the Nine Dragon Resort Project in the event the Private Placement or an alternative financing is not timely consummated,  the relative merits of alternatives to the Private Placement that could be timely consummated in the necessary, and the increase in our working capital to be supplied by the proceeds from the Private Placement and the prospect that, as a result of the increase in working capital from the proceeds of the Private Placement, we may be able to expand our operations.  Given the cash requirements of our business, our Board of Directors determined to proceed with the Private Placement on the terms contained in the Securities Purchase Agreement.

Interest of Executive Officers and Directors

KGE Group, Limited is the principal stockholder of our company.  As of the August 28, 2009, KGE Group held 25,331,536 shares of our common stock, representing approximately 47.6% of the issued and outstanding shares of our common stock.  Luo Ken Yi (CEO and Chairman of the Board of the Company), Ye Ning (Director and Vice President of the Company) and Tang Nianzhong (Director and Vice President of China Operations of the Company) are directors of KGE Group.  In addition, Luo Ken Yi, Ye Ning and Tang Nianzhong own approximately 70%, 10% and 10% respectively, of the outstanding share capital of KGE Group. In addition, KGE Holding Limited owns approximately 5% of the issued and outstanding shares of KGE Group Limited, of which is owned by Luo Ken Yi (50%) and his brother (50%).

KGE Group entered into a Stock Purchase Agreement in July 2009 with the Company and Nine Dragon (Hong Kong) Co. Ltd. (“Nine Dragon”) pursuant to which it agreed to sell 5,000,000 shares of the Company’s common stock (the “KGE Group Sales Shares”) to Nine Dragon (the “KGE Agreement”).  Based on the trading price of the Company’s common stock during the negotiations of the KGE Agreement, the parties agreed that the 5,000,000 shares would be sold for $0.90 per share.  The sale of the shares by KGE Group to Nine Dragon occurred on August 6, 2009 and no stockholder approval is being sought for the sale of shares by KGE Group pursuant to the purchase agreement.  Pursuant to NASDAQ Marketplace Rules, the KGE Group Sales Shares are aggregated with sales of common stock in the Private Placement by the Company in determining whether stockholder approval is required for the sale of the Shares in the Private Placement.  Therefore, Nine Dragon is not entitled to vote the KGE Group Sales Shares at this Special Meeting to approve the sale and issuance of the Shares.

Other than as indicated above, none of the directors or executive officers has a direct or indirect interest in the Private Placement.  No director or officer will purchase any of the Shares.

Terms of the Private Placement

We are requesting in the Proposal that the stockholders approve the sale and issuance by the Company of the Shares, consisting of 17,000,000 shares of our common stock.

The Shares are being sold to the following investors in the following share amounts:

Purchaser	Number of Shares
Always Bright Group Investment Limited	1,500,000
Zhu Guohai	1,000,000
Gu Binjie	3,500,000
Hongkong Resource Holdings Co. Limited	3,000,000
Hongkong Resort Property Limited	3,000,000
Natural Force Limited	3,000,000
Hongkong Peninsula Investment Co Limited	2,000,000
Total	17,000,000

Below are the terms of the proposed sale of the Shares.

Securities to be Sold and Issued to the Investors. Subject to obtaining the approval of our stockholders, we will sell and issue 17,000,000 shares of common stock at $1.65 per share, for an aggregate purchase price of approximately $28.1 million ($27.7 million net of transaction expenses). According to the terms of the agreement, the sale and issuance of such Shares to take place on or about September 30, 2009, assuming that stockholder approve the Proposal at this Special Meeting.

Special Meeting Obligations. Under the Securities Purchase Agreement, we are required to seek, and use our best efforts to obtain, our stockholders’ approval of the sale and issuance of the Shares. Our Board of Directors has also agreed to recommend approval of the issuance of the Shares by our stockholders.

Project Cash Reserves.  After the sale of the Shares to the Investor, the Company must maintain a cash reserve of at least US $23.0 million to fund the Shanghai Nine Dragons until such project has reached at least 80% of completion as determined by the Company and Nine Dragon (Shanghai) Co. Ltd.

Contribution Obligation.  According to the Securities Purchase Agreement, if as reported in the Company's financial statements at the end of any fiscal quarter, the Company’s net assets (excluding normal depreciation) do not at least equal the value of the Company’s net assets (excluding normal depreciation) on June 30, 2009, less $2,500,000 (the "Net Assets Threshold"), KGE Group agreed to pay to the Company an amount equal to the difference between the Net Assets Threshold and the net assets (excluding normal depreciation) as reported for the period in question (the "Net Assets Loss") in cash within six months after the end of the period in which the Net Assets Loss occurred.  The provision expires on the earlier of (i) three years from the date of the Securities Purchase Agreement or (ii) the Investors no longer holder at least 50% of the Shares sold in the Private Placement at the end of any fiscal quarter of the Company.

The Shares will be offered and sold to the Investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder and/or pursuant to Regulation S of the Securities Act.

This proxy statement is not an offer of securities for sale. Any securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States unless registered under the Securities Act of 1933, as amended, or pursuant to an exemption from such registration.

The summary of the terms of the private placement is intended to provide you with material information concerning the transaction; however, it is not a substitute for reviewing the stock purchase agreement in its entirety, which we have included as Annex A to this proxy statement. You should read this summary in conjunction with the Annex.

Conditions to Consummating the Issuance of the Shares

Under the terms of the Securities Purchase Agreement that governs the Private Placement, our obligation to sell and issue the Shares pursuant to the Private Placement is subject only to the condition that our stockholders approve the sale and issuance of such shares.

Waiver of Reduction to Conversion Price of the Company’s Outstanding Bonds or Exercise Price of the 2008 Warrants

Pursuant to the trust deeds that govern the Company’s outstanding Variable Rate Convertible Bonds due 2012 (the “2007 Bonds”) and 12% Convertible Bonds due 2011 (the “2008 bonds,’ and collectively with the 2007 Bonds, the “Bonds”) and the warrants to purchase 300,000 shares of common stock of the Company expiring 2013 (the “2008 Warrants”), the conversion price of the Bonds and the exercise price of the 2008 Warrants shall adjust downward if the Company conducts a private placement at a per share price that is less than the current conversion price of the Bonds or exercise price of the 2008 Warrants.  The 2007 Bonds are currently exercisable at $2.45 per share and the 2008 Bonds are currently exercisable at $6.35 per share. The exercise price of the 2008 Warrants is $6.35 per share.  Therefore, the Private Placement, as contemplated, would trigger a downward adjustment of the conversion prices of the Bonds and exercise price of the 2008 Warrants because the shares sold in the Private Placement would be lower than the current conversion prices of the Bonds and exercise price of the 2008 Warrants.

On August 6, 2009, the Company and the holders of the Bonds and the 2008 Warrants entered into an Amendment and Waiver Agreement (the “Waiver”) pursuant to which the bondholders and warrantholder agreed to waive their right to a reduction in the conversion price of the Bonds and exercise price of the 2008 Warrants due to the Private Placement.  The holders of the 2008 Bonds also agreed that no default shall occur under Condition 12(A)(xiv) of the trust deed governing the 2008 Bonds relating to the requirement that KGE Group own at least 45% of our issued and outstanding common stock.

The Waiver contained conditions on the use of proceeds of the sale of the Shares, as described below.

A copy of the Waiver is included with this proxy statement as Annex B.  You should read this summary in conjunction with the Annex.

Use of Proceeds

Pursuant to the Waiver, the Company agreed to use a portion of the net proceeds from the Private Placement to pay (i) the interest payments of the Bonds that are outstanding and due for payment in accordance with the terms of the trust deeds governing the Bonds, and (ii) all amounts owed to ABN AMRO Bank (China) Co. Ltd., Shenzhen Branch or any other ABN AMRO Bank N.V. affiliate in connection with the Bank Overdraft Facility and any outstanding interest on the facility as the date of payment (collectively, the “Agreed Bondholders Payments”).  Such payments must be made no later than the earlier of (i) seven business days after the sale of the Shares and (ii) three months from the date of the Waiver.  Remaining net proceeds shall be used to fund the operations of the Company. Until the Agreed Bondholders Payments are made by the Company after the sale of the Shares, the Company agreed that it will not use proceeds from the Private Placement to repay or prepay any debt prior to its currently scheduled due date without consent of the bondholders.

In addition, as required by the terms and conditions of the Securities Purchase Agreement, the Company must maintain a cash reserve of at least US $23.0 million to fund the Shanghai Nine Dragons until such project has reached at least 80% of completion as determined by the Company and Nine Dragon (Shanghai) Co. Ltd.

Requirement of Stockholder Approval and NASDAQ Marketplace Rules

We are subject to the rules of the NASDAQ Stock Market, Inc. because our common stock is listed on the NASDAQ Global Market. These rules require us to obtain stockholder approval for any issuance or sale of common stock, or securities convertible into or exercisable for common stock, that is (i) equal to 20% or more of our outstanding common stock before such issuance or sale and (ii) at a price per share below the greater of book or market value at the time of such issuance or sale. Pursuant to NASDAQ Marketplace Rules, sales by substantial stockholders of the Company are aggregated to sales of shares made by the Company in determining whether 20% of the outstanding pre-transaction shares are being issued.  On August 6, 2009, KGE Group, Limited, the principal shareholder of the Company, sold 5,000,000 shares of our common stock (the “KGE Group Sales Shares”) at $0.90 per share to Nine Dragon, pursuant to a Stock Purchase Agreement (the “KGE Agreement”).  Because the sale of the KGE Group Sales Shares is a part of the same offering and sale of the 17,000,000 Shares, the KGE Group Sales Shares are aggregated to the Shares to be sold by the Company in the Private Placement for purposes of determining whether the 20% threshold is met.

As of the record date, the 17,000,000 shares represented approximately 31.9% of our issued and outstanding common stock, and aggregating in the KGE Group Sales Shares, the total of 22,000,000 shares represented approximately 41.3% of our issued and outstanding shares of common stock.  As a result, the sale of the Shares will cause the Company to exceed the 20% threshold and stockholder approval is required in order to sell and issue the Shares.

The Shares will only be sold after stockholder approval is obtained.  If stockholder approval is not obtained for the sale and issuance of the Shares, the Shares will not be sold to the Investors.

Dilutive Effect

Our stockholders will incur immediate and significant dilution of their percentage of stock ownership in CAE if the Proposal is approved and the Shares are issued. This means that our current stockholders will own a smaller percentage interest in CAE as a result of the issuance of the Shares.

The table below illustrates the incremental impact that the issuance of the Shares will have upon the number of shares of our common stock outstanding (assuming no additional issuances of shares of our common stock):

	Number of Shares		Number of Shares
	Outstanding Prior to	Shares	Outstanding After
	Issuance	Issued	Issuance
Issuance of Shares:	53,256,874 (Before issuance of Shares)	17,000,000 (Shares)	70,256,874

Stockholders immediately prior to the issuance of the Shares will incur substantial dilution in their percentage ownership of our common stock upon the consummation of the issuance of the Shares, equal to a reduction of approximately 24.2%.

Consequences if the Proposal is Not Approved

If the Proposal does not receive stockholder approval, the issuance and sale of the Shares to the Investors will not occur. Specifically, the Shares will not be sold or issued and we will not receive the net proceeds from the sale and issuance of the Shares.

Our current liquidity and capital resources are limited. If the Proposal fails and we do not receive the proceeds from the Shares, we would need to raise the funds necessary to conduct the Nine Dragon Resort Project, without which we would lose the project.  In addition, without the net proceeds from the Private Placement, it will be difficult for us to meeting our working capital needs under a continuation of the current business model, which could significantly harm our ability to achieve our intended business objectives.

Moreover, we could be forced to further augment our cash position through additional cost reduction measures, sales of non-core assets, additional financings or a combination of these actions. Should we have to seek additional funds to replace the funds under a failed Proposal vote, there can be no assurances that these funds could be obtained on terms that are as favorable to us as the terms of the Shares; therefore, our business model might have to be altered. Any of these adverse events could substantially diminish the value of our common stock and thus your investment in our shares.

Vote Required

With respect to the Proposal, the affirmative vote of the holders of a majority of the common stock present in person or represented by proxy and entitled to vote on the Proposal will be required to approve the sale and issuance of the Shares. Pursuant to NASDAQ requirements, the KGE Group Sales Shares are not entitled to vote on the Proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the August 28, 2009 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of the August 28, 2009, based on 53,256,874 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the Company’s outstanding common stock;

•	Each executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

The number of shares of our common stock outstanding as of August 28, 2009, excludes (i) 123,700 shares of our common stock issuable upon exercise of outstanding warrants, (ii) 5,435,321 shares of our common stock issuable upon the conversion of issued and outstanding bonds, subject to adjustment, (iii) 300,000 shares of our common stock issuable upon the exercise of the warrants issued in connection with our issuance of bonds, subject to adjustment, and (iv) 2,000,000 shares of common stock that may be issued and granted under our 2009 Omnibus Incentive Plan. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o China Architectural Engineering, Inc., 105 Baishi Road, Jiuzhou West Avenue, Zhuhai, 519070, People’s Republic of China.

		Common Shares Beneficially Owned
		Prior to Sale of Shares			After Sale of Shares
Name of Beneficial Owner	Title	Number of Shares		Percentage of Shares	Number of Shares		Percentage of Shares (1)
Executive Officers and Directors:
Luo Ken Yi	Chief Executive Officer and Chairman of the Board	25,331,536	(2)	47.6%	25,331,536		36.1%
Tang Nianzhong	Vice President, China Operations and Director	25,331,536	(2)	47.6%	25,331,536		36.1%
Ye Ning	Vice President and Director	25,331,536	(2)	47.6%	25,331,536		36.1%
Li Chengcheng	Chief Financial Officer	-		-	-		-
Li Guoxing	General Manager of Design	-		-	-		-
Wang Zairong	Chief Technology Officer	-		-	-		-
Feng Shu	Research and Development Supervisor	-		-	-		-
Charles John Anderson	President, U.S. Operations and Chief Operating Officer	-		-	-		-
Zheng Jinfeng	Director	-		-	-		-
Zhao Bao Jiang	Director	-		-	-		-
Kelly Wang	Director	-		-	-		-
Miu Cheung	Director	-		-	-		-
Officers and Directors as a group (total of 12 persons)		25,331,536	(2)	47.6%	25,331,536		36.1%

5% Stockholders
KGE Group Limited		25,331,536	(2)	47.6%	25,331,536		36.1%
ABN AMRO Bank, N.V.		4,558,908	(3)	7.9%	4,558,908		6.1%
Li Qin Fu		5,000,000	(4)	9.4%	7,000,000	(5)	9.96%

(1)	Percentages calculated based on 70,256,874 shares of common stock issued and outstanding after the issuance of the 17,000,000 Shares.

(2)
Represents shares of common stock in our company held by KGE Group Limited, a Hong Kong corporation, of which Luo Ken Yi, Ye Ning and Tang Nianzhong are directors and may be deemed to have voting and investment control over the shares owned by KGE Group Limited. In addition, Luo Ken Yi, Ye Ning and Tang Nianzhong own approximately 70%, 10% and 10% respectively, of KGE Group Limited’s issued and outstanding shares. In addition, KGE Holding Limited owns approximately 5% of the issued and outstanding shares of KGE Group Limited, of which is owned by Luo Ken Yi and his brother. As a result, Tang Nianzhong may be deemed to be a beneficial owner of the shares held by KGE Group Limited. Each of the foregoing persons disclaims beneficial ownership of the shares held by KGE Group Limited except to the extent of his pecuniary interest.

(3)
Includes (i) 1,181,102 shares of common stock may be acquired upon conversion of the Company’s 12% Convertible Bonds Due 2011, which are currently convertible at a conversion price of $6.35 per share, subject to adjustment upon certain events, and (ii) 112,500 shares of common stock that may be acquired upon exercise of the warrants issued in connection with the 2008 Bonds. Also includes 3,265,306 shares of common stock may be acquired upon conversion of the $8 million of the Company’s Variable Rate Convertible Bonds due in 2012 based on a conversion price of $2.45 per share.  The address of the stockholder is 250 Bishopsgate, London EC2M 4AA, United Kingdom.

(4)
Consists of 5,000,000 shares that Resort Property International Limited purchased from KGE Group, Ltd. in a private transaction that closed on August 6, 2009.  The shares were purchased by Nine Dragon (Hong Kong) Co. Ltd., an entity controlled by Li Qin Fu, who also has voting and investment control over the securities owned by Resort Property International Limited. The address of the stockholder is Room 2601, No 3 Lane, 288 Huaihai West Road, Shanghai PR China, 200031.

(5)
Includes 2,000,000 additional shares of common stock that are to be purchased by Hongkong Peninsula Investment Co Limited as a part of the Private Placement.  Li Qin Fu, who is a Director of Hongkong Peninsula Investment Co Limited, has voting and investment control over the securities owned by Hongkong Peninsula Investment Co Limited.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

You should carefully review the entire Proxy Statement, which contains important information regarding the proposal, before voting. We filed a current report on Form 8-K with the Securities and Exchange Commission on  August 10, 2009, which contains a summary of the Private Placement and attached each of the relevant agreements as exhibits. The Securities Purchase Agreement and Waiver are also attached for your convenience as Annexes to this Proxy Statement. We strongly encourage you to carefully review the Form 8-K and the exhibits thereto describing the Private Placement.

You may read and copy any reports, statements or other information that CAE files with the SEC directly from the SEC. You may either:

•	read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room maintained at 100 F Street, N.E., Washington, D.C. 20549; or

•
visit the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC.

You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
You should rely only on the information contained (or incorporated by reference) in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated September __, 2009. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement).

OTHER BUSINESS

The board of directors does not know of any other matter to be acted upon at the Special Meeting. However, if any other matter shall properly come before the Special Meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

_________________________________
Chief Executive Officer and
Chairman of the Board of Directors

Dated: September __, 2009
Zhuhai, China

ANNEX A:	Securities Purchase Agreement by and between the Company, KGE Group Limited and certain Investors dated as of August 6, 2009.

ANNEX B:
Waiver to Adjustment of Conversion Price by and between the Company, KGE Group Limited, ABN AMRO Bank N.V., London Branch and CITIC China Mezzanine Fund Limited (formerly known as “CITIC Allco Investments Ltd.”) dated as of August 6, 2009.

Annex A

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of August 6, 2009 (the “Execution Date”), by and between China Architectural Engineering, Inc., a Delaware corporation (the “Company”), KGE Group Limited, a Hong Kong limited company, and each of the purchasers listed on Schedule I attached hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, an aggregate of 17,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), on the terms and conditions set forth in this Agreement; and

WHEREAS, the Purchasers desire to receive and rely upon KGE Group Limited, and KGE Group Limited is willing to provide for such reliance to encourage investment by the Purchasers, certain promises for the benefit of the Purchasers and the Company and its stockholders overall.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS

(a)           “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.  “Control” for this purpose means possession, directly or indirectly, of more than fifty percent (50%) of the voting power of a Person.

(b)           “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(c)           “Entity” means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

(d)           “Governmental Authority” means (i) any federal, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, or (ii) any Person having the authority under any applicable Governmental Requirement to administer, assess, collect or impose Taxes.

(e)           “Governmental Requirement” means at any time (i) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time or (ii) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

(f)           “Knowledge” means, as it pertains to the Company and any Purchaser, the actual knowledge of the Company or the Purchaser, as applicable.

(g)           “Person” means any natural person, Entity, estate, trust, union or employee organization or Governmental Authority.

2.	AGREEMENT TO PURCHASE AND SELL STOCK

(a)           Subject to the terms and conditions of this Agreement, the Company agrees to sell and issue to the Purchasers, and the Purchasers agrees to purchase, acquire and accept from the Company at the Closing (as defined below), the number of authorized but unissued shares of Common Stock set forth opposite their names set forth on Schedule I attached hereto at a per share purchase price of $1.65 (the “Per Share Price”).

(b)           None of the Shares shall be sold and issued to the Purchasers prior to the Company obtaining stockholder approval to sell and issue the Shares in accordance with the requirements of NASDAQ Marketplace Rule 5635 and Section 6 hereto (the “Stockholder Approval”). If and when the Company obtains the Stockholder Approval, the parties shall hold a Closing for the purchase and sale of the Shares.

3.           CLOSING

On September 30, 2009, provided that the Stockholder Approval is obtained, the parties shall conduct a closing for the purchase and sale of the Shares (the “Closing,” the date of the Closing being referred to herein as the “Closing Date”), at the offices of the Company at 105 Baishi Road, Jiuzhou West Avenue, Zhuhai 519070, People’s Republic of China at 5:00 p.m. Local Time or at such other time and place as the Company and Purchasers mutually agree upon after the Stockholder Approval is obtained.  At the Closing, against delivery of full payment for the Shares sold hereunder by wire transfer of immediately available funds in accordance with the Company’s instructions; the Company shall provide to Purchasers (i) irrevocable instructions to the Company’s transfer agent and registrar to issued one or more stock certificates registered in the name of Purchasers (or in such nominee name(s) as designated by each Purchaser, representing the number of Shares set forth opposite such Purchaser’s name on Schedule I hereto and bearing the legend set forth in Section 5(j) herein.  The Company shall submit such irrevocable instruction letter to the Company’s transfer agent on the Closing Date and the stock certificate representing the Shares purchased by each Purchaser shall be delivered by the transfer agent to the Purchasers no later than Five (5) Business Days from the Closing Date.  Closing documents may be delivered by facsimile on the Closing Date, with original signature pages subsequently sent by overnight courier.

4.	REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE COMPANY

The Company hereby represents and warrants to the Purchasers as of the Closing Date that:

(a)           Organization. The Company has all corporate power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

(b)           Due Authorization. All corporate actions on the part of the Company necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement, including the authorization, issuance, reservation for issuance and delivery of all the Shares being sold under this Agreement, have been taken and no further consent or authorization of the Company, the Company’s board of directors (the “Board of Directors”) or the Company’s stockholders is required (other than the Stockholder Approval), and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

(c)           Non-Contravention. The execution, delivery and performance of this Agreement by the Company, and the consummation by Company of the transactions contemplated hereby, do not: (i) contravene or conflict with the organizational documents of Company; or (ii) constitute a violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to Company, except in the case of clause (ii), for such violations, breaches or defaults as would not be reasonably likely to have a material adverse effect on the Company.

(d)           Litigation. There is no Action pending to which Company is a party that is reasonably likely to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

(e)           Valid Issuance of the Shares. The Shares have been duly authorized and, when issued and delivered to Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will be free and clear from all liens, claims and encumbrances with respect to the issuance of such Shares and will not be subject to any pre-emptive rights or similar rights.

(f)           Brokers, Finders and Others.  There are no fees or commissions of any sort whatsoever claimed by, or payable by the Company to, any broker, finder, intermediary or any other similar Person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

(g)           Governmental and Third-Party Proceedings.  No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authorities or any other third party, other than the Nasdaq Stock Market or as required under U.S. state and federal securities laws, is required to be made or obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement and the Transaction Documents or the consummation by the Company of the transactions contemplated hereby.

5.	REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASERS

Each of the Purchasers, severally but not jointly, hereby represents and warrants to the Company as of the Closing Date that:

(a)           Organization. Purchaser has all corporate, limited liability company, partnership, trust or individual, as the case may be, power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

(b)           Due Authorization. All corporate, limited liability company, partnership, trust or individual, as the case may be, action on the part of Purchaser necessary for the authorization, execution, delivery of and the performance of all obligations of Purchaser under this Agreement have been taken and no further consent or authorization of Purchaser is necessary, and this Agreement constitutes Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

(c)           Non-Contravention. The execution, delivery and performance of this Agreement by Purchaser, and the consummation by Purchaser of the transactions contemplated hereby, do not: (i) contravene or conflict with the organizational documents of Purchaser; or (ii) constitute a violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to Purchaser, except in the case of clause (ii), for such violations, breaches or defaults as would not be reasonably likely to have a Material Adverse Effect on Purchaser.

(d)           Litigation. There is no Action pending to which Purchaser is a party that is reasonably likely to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

(e)           Investment Representations. The Purchaser has received this Agreement and carefully read such Agreement; the decision to acquire Shares has been taken solely in reliance upon the information contained in this Agreement, and such other written information supplied by an authorized representative of the Company as the Purchaser may have requested.  The Purchaser acknowledges that all documents, records and books pertaining to this investment have been made available for inspection by the Purchaser, its attorneys, accountants and purchaser representatives upon request prior to tendering this Agreement, and that it has been informed by the Company that its books and records will be available for inspection by the Purchaser or its agents and representatives at any time, and from time to time, during reasonable business hours and upon reasonable notice.  The Purchaser further acknowledges that it (or its advisors, agents and/or representatives) has had a reasonable and adequate opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the acquisition of Shares, the nature of Shares and the business and operations of the Company, and to obtain from the Company such additional information, to the extent possessed or obtainable without unreasonable effort or expense, as is necessary to verify the accuracy of the information contained in this Agreement or otherwise provided by the Company; all such questions have been answered by the Company to the full satisfaction of the Purchaser.  Purchaser is not relying upon any oral information furnished by the Company or any other Person in connection with its investment decision, and in any event, no such oral information has been furnished to Purchaser which is in any way inconsistent with or contradictory to any information contained in this Agreement, or otherwise provided to Purchaser by the Company in writing as described above.

(i)           Purchaser meets the criteria established in each of subsections (1) or (2) below:

(1)           Purchaser is an “accredited investor” as such term is defined in Rule 501 of Regulation D, promulgated under the 1933 Act.

(2)           Purchaser is not a U.S. Person, as defined in Rule 901 of Regulation S, promulgated under the 1933 Act and Purchaser warrants that:

(a)           Purchaser is not acquiring Shares as a result of, and Purchaser covenants that he, she or it will not engage in any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares;

(b)           Purchaser is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(c)           Purchaser is a resident of the jurisdiction in which Purchaser resides;

(d)           the offer and the sale of Shares to Purchaser as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction in which the Purchaser resides;

(e)           Purchaser is outside the United States when receiving and executing this Agreement and that the Purchaser will be outside the United States when acquiring Shares,

(f)           and Purchaser covenants with the Company that:

(i)           offers and sales of any of Shares prior to the expiration of a period of six months after the date of original issuance of the Shares (the six month period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state securities laws; and

(ii)           Purchaser will not engage in hedging transactions with respect to Shares until after the expiration of the Distribution Compliance Period.

(ii)           Purchaser (1) has adequate net worth and means of providing for current financial needs and possible personal contingencies, (2) has no need for liquidity in this investment; and (3) is able to bear the economic risks of an investment in the Shares for an indefinite period of time, and of losing the entire amount of such investment.

(iii)           Purchaser understands and acknowledges that an acquirer of the Shares it must be prepared to bear the economic risk of such investment for an indefinite period because of: (A) illiquidity of the Shares due to the fact such stock has not been registered under the 1933 Act or any state securities act (nor passed upon by the SEC or any state securities commission), and the Shares have not been registered or qualified by the Company under federal or state securities laws solely in reliance upon an available exemption from such registration or qualification, and hence such Shares cannot be sold unless they is subsequently so registered or qualified (which is not likely), or are otherwise subject to any applicable exemption from such registration requirements; and (B) substantial restrictions on the transfer of Shares, as set forth in this Agreement and by legend on the face or reverse side of any certificate evidencing an ownership interest in the Company.

(iv)           Purchaser either (i) has a pre-existing personal or business relationship with the Company, its officers, directors or affiliates; or (ii) alone or with its representatives, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares.

(v)           Purchaser understands and acknowledges that an investment in the Shares is speculative in nature, and involves certain risks.

(vi)           Purchaser is a not member of the Financial Industry Regulatory Authority, or of any other self-regulatory agency which would require approval prior to any acquisition of the Shares.

(vii)           Purchaser is acquiring the Shares for its own investment, and not with a view toward the subdivision, resale, distribution, or fractionalization thereof.  Purchaser has no contract, undertaking, arrangement or obligation with or to any person to sell, transfer, or otherwise dispose of the Shares (or any portion thereof hereby acquired), nor has a present intention to enter into any such contract, undertaking, agreement or arrangement.

(viii)           The offering of the Shares was made only through direct, personal communication between Purchaser (or a representative thereof) and the Company; the acquisition of the Shares by Purchaser is not the result of any form of general solicitation or general advertising including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or other written communication, or broadcast over television, radio or any other medium; or (ii)  any seminar or meeting to which the attendees had been invited by any general solicitation or general advertising.

(ix)           Purchaser has been advised to consult with an attorney regarding legal matters concerning the acquisition and ownership of the Shares, and with a tax advisor regarding the tax consequences of acquiring such stock.

(x)           Purchaser has not distributed this Agreement, or any other information pertaining to the acquisition of the Shares hereunder, to anyone other than its representative and/or its investment, legal or accounting advisors in connection with its consideration of an acquisition of the Shares.

(xi)           Purchaser was not organized for the specific purpose of acquiring the Shares subscribed for herein, and has other investments or business activities besides investing in the Company, unless Purchaser has indicated the contrary to the Company in writing.  Purchaser has specified in writing the number and character (i.e., individual, corporate, company, etc.) of the beneficial owners thereof.

(f)           Reliance Upon Purchaser’s Representations. Purchaser understands that the sale of the Shares to it will not be registered under the 1933 Act on the ground that such issuance and sale will be exempt from registration under the 1933 Act, and that the Company’s reliance on such exemption is based on Purchaser’s representations set forth herein.

(g)           Legends. Purchaser agrees that the certificates for the Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

Purchaser agrees that the Company may place stop transfer orders with its transfer agent with respect to such certificates in order to implement the restrictions on transfer set forth in this Agreement.

6.	STOCKHOLDER APPROVAL; CASH RESERVE

(a)           Obtaining Stockholder Approval.   The Company agrees to commence procedures to seek, and use its best efforts to obtain, the Stockholder Approval as soon as practicable following the Execution Date in accordance with NASDAQ Marketplace Rule 5635 and Section 14 of the Securities Exchange Act of 1934, as amended.  The Board of Directors shall recommend approval thereof by the Company’s stockholders.

(b)           Project Cash Reserves.  After the Closing, the Company shall maintain a cash reserve of at least US $23.0 million to fund the Shanghai Nine Dragons Project further referenced in that certain agreement entered into by and between the Company and Nine Dragon (Shanghai) Co. Ltd. dated _________, 2009 until such time as said project has reached at least 80% of completion as determined by the parties hereto.

7.	INDEMNIFICATION

(a)           Each Purchaser’s Indemnification

(i)           Each Purchaser shall indemnify the Company and its officers, directors, employees, Affiliates and agents (collectively, “Company Indemnified Parties”) and hold each harmless from and against any and all losses, damages, actions, proceedings, causes of action, liabilities, claims, encumbrances, penalties, demands, assessments, settlements, judgments, costs and expenses including court costs and reasonable attorneys’ fees and disbursements (collectively, “Losses”) incurred by Company Indemnified Parties in connection with, arising out of, or resulting from any of the following:

(1)           any breach or inaccuracy of any representation, warranty or statement made by such Purchaser in this Agreement;

(2)           any failure by such Purchaser to perform any agreement, covenant or obligation of such Purchaser pursuant to this Agreement;

(b)           Company’s Indemnification

(i)           Subject to the terms and conditions of this Agreement, the Company shall indemnify a Purchaser, and its agents (“Purchaser Indemnified Parties”) and hold each harmless from and against any and all Losses, incurred by Purchaser Indemnified Parties in connection with, arising out of, or resulting from any of the following:

(1)           any breach or inaccuracy of any representation or warranty made by the Company in this Agreement; or

(2)           any failure by the Company to perform any agreement, covenant or obligation of the Company pursuant to this Agreement.

(c)           Indemnification Process.  The party seeking indemnification shall give notice as promptly as is reasonably practicable, but in any event no later than fifteen (15) business days after receiving notice thereof, to the Purchaser or the Company, as the case may be, of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement (which notice shall, to the extent such information is reasonably available, specify in reasonable detail the nature and amount of such claim).  After such notice, the indemnifying party shall have the right to assume the defense; provided, however, that such indemnified party shall have the right to participate at its own expense in the defense of such action; and provided, further, that the indemnifying party shall not consent to the entry of any judgment or enter into any settlement, except with the written consent of such indemnified party (which consent shall not be unreasonably withheld), that (a) fails to include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of any such action or (b) grants the claimant or plaintiff any injunctive relief against the indemnified party.  Any failure to give prompt notice under this Section 7(c) shall not bar an indemnified party’s right to claim indemnification under this Section 7, except to the extent that an indemnifying party shall have been harmed by such failure.

8.           CONDITIONS TO THE PURCHASERS’ OBLIGATIONS AT CLOSING. The obligations of the Purchasers to consummate the transactions contemplated herein are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a)           Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 4 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representation or warranties not otherwise qualified by materiality) and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).

(b)           Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; provided, however, as provided in Section 3 hereof, the Company may furnish to each Purchaser a facsimile copy of the stock certificate(s) representing the Shares purchased by such Purchaser no later than the next Business Day following the Closing Date, with the original stock certificate(s) to be delivered to such Purchaser by overnight courier no later than the third (3rd) Business Day following the Closing Date.

(c)           Securities Exemptions. The offer and sale of the Shares to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all applicable state securities laws.

(d)           No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(e)           Other Actions. The Company shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Purchasers in writing in connection with the transactions contemplated hereby.

9.           CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING. The obligations of the Company to consummate the transactions contemplated herein are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a)           Representations and Warranties True. Each of the representations and warranties of the Purchasers contained in Section 5 shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).

(b)           Performance. The Purchasers shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c)           Securities Exemptions. The offer and sale of the Shares to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all applicable state securities laws.

(d)           Payment of Purchase Price. The Purchasers shall have delivered to the Company by wire transfer of immediately available funds, full payment of the purchase price for the Shares as specified in Section 2(a).

(e)           No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(f)            Stockholder Approval. The Stockholder Approval shall have been obtained as a condition to the Closing.

(g)           Other Actions. The Purchasers shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Company in connection with the transactions contemplated hereby.

10.          CONTRIBUTION.  In order to further induce the Purchasers to purchase the Shares and for good and valuable consideration acknowledged by KGE Group Limited, until the earlier of (a) three (3) years from the Execution Date of this Agreement or (b) the Purchasers no longer holder at least 50% of the Shares issued and sold to them pursuant to this Agreement at the end of any fiscal quarter of the Company, if as reported in the Company's financial statements at the end of any fiscal quarter, the Company’s net assets (excluding normal depreciation) do not at least equal the value of the Company’s net assets (excluding normal depreciation) on June 30, 2009, less $2,500,000 (the "Net Assets Threshold"), KGE Group Limited agrees to pay to the Company an amount equal to the difference between the Net Assets Threshold and the net assets (excluding normal depreciation) as reported for the period in question (the "Net Assets Loss") in cash within six (6) months after the end of the period in which the Net Assets Loss occurred.

11.	MISCELLANEOUS.

(a)           Notices.  All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be given in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered by hand or by telecopy, in the case of telecopy upon confirmation of receipt, (b) on the date of delivery, if delivered by electronic mail, upon confirmation of receipt, or (c) on the first business day following the date of dispatch if delivered by a recognized next-day courier service.  All notices thereunder shall be delivered to the following addresses:

If to a Purchaser, to the addresses set forth opposite such Purchaser’s name on Schedule I

If to the Company or to KGE Group Limited, to:

China Architectural Engineering, Inc.
105 Baishi Road
Jiuzhou West Avenue
Zhuhai 519070
People’s Republic of China
0086-756-8538908
Attn: Luo Ken Yi
Email: luo@caebuilding.com

with a copy to:

K&L Gates LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, CA 90067
Attention:  Thomas J. Poletti, Esq.
Facsimile:  (310) 552-5001
Email: thomas.poletti@klgates.com

Any party to this Agreement may, by notice given in accordance with this Section 10(a), designate a new address for notices, requests, demands and other communications to such party.

(b)           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be deemed to constitute a single instrument.

(c)           Entire Agreement/No Third-Party Rights.  This Agreement and the Disclosure Schedule attached hereto constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.  This Agreement is not intended to confer upon any Person other than the parties hereto (and their respective successors and assigns) any rights or remedies.

(d)           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns (including successive, as well as immediate, successors and assigns) of the parties hereto.  This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

(e)           Captions.  The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as part of this Agreement.

(f)           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to principles of conflicts or choice of laws (except to the extent that mandatory provisions of Federal law are applicable).

(g)           Payment of Fees and Expenses.  Except as otherwise agreed in writing, each party hereto shall pay its own costs and expenses, including legal and accounting fees, incurred in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby and all expenses relating to its performance of, and compliance with, its undertakings herein.

(h)           Amendment.  From time to time and at any time prior to the Closing, this Agreement may be amended only by an agreement in writing executed by the Company and the Purchasers.

(i)           Arbitration.  Any controversy arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration before a sole arbitrator (the “Arbitrator”) selected from Judicial Arbitration and Mediation Services, Inc., or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted as the exclusive forum for the resolution of such dispute.  The arbitration shall be held in the JAMS’ New York City office or at a mutually agreeable location.  Any award or relief granted by the Arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction.  The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement.  The parties agree that in any such arbitration, the prevailing party shall be entitled to his or its reasonable attorney’s fees and expenses, including costs of expert witnesses (if any).

(j)           Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10(j) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(k)           Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

(l)           Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(m)           Survival. The representations and warranties of the Company contained in Section 3 of this Agreement and of the Purchasers contained in Section 4 of this Agreement shall survive until the second (2nd) anniversary of the Closing Date.

(n)           Further Assurances. From and after the date of this Agreement, upon the request of the Company or the Purchasers, the Company and the Purchasers will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(o)           Stock Splits, Dividends and other Similar Events. The provisions of this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.

 [Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CHINA ARCHITECTURAL ENGINEERING, INC.

By:	/s/ Luo Ken Yi
Name: Luo Ken Yi
Title: Chief Executive Officer

KGE GROUP LIMITED

By:	/s/ Luo Ken Yi [COMPANY STAMP]
Name: Luo Ken Yi
Title: Director

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Always Bright Group Investment Limited

/s/ LUI Tin Nang
Name:	LUI Tin Nang
Title:

Number of Shares Purchased:  1,500,000

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

/s/ Zhu Guohai
Zhu Guohai, an individual

Number of Shares Purchased:  1,000,000

[SIGNATURE PAGES CONTINUES]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

/s/ Gu Binjie
Gu Binjie, an individual

Number of Shares Purchased:  3,500,000

[SIGNATURE PAGES CONTINUES]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Hongkong Resource Holdings Co. Limited

/s/ [ILLEGIBLE]
By:
Title

Number of Shares Purchased: 3,000,000

[SIGNATURE PAGES CONTINUES]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Hongkong Resort Property Limited

/s/ [ILLEGIBLE]
By:
Title

Number of Shares Purchased:  3,000,000

[SIGNATURE PAGES CONTINUES]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Natural Force Limited

/s/ [ILLEGIBLE]
By:
Title

Number of Shares Purchased:  3,000,000

[SIGNATURE PAGES CONTINUES]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Hongkong Peninsula Investment Co Limited

/s/ [ILLEGIBLE]
By:
Title

Number of Shares Purchased:  2,000,000

[SIGNATURE PAGES CONTINUES]

SCHEDULE I

Purchaser	Number of Shares	Address
Always Bright Group Investment Limited	1,500,000	43F Huanhai Plaza,1045 Huaihai Road, Shanghai, P.R.China 200031 Conact Person: Shen Kun Tel:86-13916133533
Zhu Guohai	1,000,000	43F Huanhai Plaza,1045 Huaihai Road, Shanghai, P.R.China 200031 Conact Person: Shen Kun Tel:86-13916133533
Gu Binjie	3,500,000	43F Huanhai Plaza,1045 Huaihai Road, Shanghai, P.R.China 200031 Conact Person: Shen Kun Tel:86-13916133533
Hongkong Resource Holdings Co. Limited	3,000,000	43F Huanhai Plaza,1045 Huaihai Road, Shanghai, P.R.China 200031 Conact Person: Shen Kun Tel:86-13916133533
Hongkong Resort Property Limited	3,000,000	43F Huanhai Plaza,1045 Huaihai Road, Shanghai, P.R.China 200031 Conact Person: Shen Kun Tel:86-13916133533
Natural Force Limited	3,000,000	43F Huanhai Plaza,1045 Huaihai Road, Shanghai, P.R.China 200031 Conact Person: Shen Kun Tel:86-13916133533
Hongkong Peninsula Investment Co Limited	2,000,000	43F Huanhai Plaza,1045 Huaihai Road, Shanghai, P.R.China 200031 Conact Person: Shen Kun Tel:86-13916133533
Total	17,000,000	43F Huanhai Plaza,1045 Huaihai Road, Shanghai, P.R.China 200031 Conact Person: Shen Kun Tel:86-13916133533

Annex B

AMENDMENT AND WAIVER AGREEMENT

This Amendment and Waiver Agreement (the “Agreement”) is made and entered into as of August 6, 2009, by and among China Architectural Engineering, Inc., a Delaware corporation (the “Company”), KGE Group Limited (“KGE Group”), ABN AMRO Bank N.V., London Branch (“ABN AMRO”), and CITIC Capital China Mezzanine Fund Limited (formerly known as “CITIC Allco Investments Limited.”) (“CITIC,” and together with ABN AMRO, the “Bondholders”) and ABN AMRO Bank (China) Co., Ltd., Shenzhen Branch (the “Overdraft Lender” and together with ABN AMRO and CITIC, the “Creditors”).

Recitals

WHEREAS, on April 12, 2007, the Company sold and issued to ABN AMRO US $10,000,000 Variable Rate Convertible Bonds due 2012 (the “2007 Bonds”) and warrants to purchase 800,000 shares of common stock of the Company expiring 2010 (the “2007 Warrants”);

WHEREAS, the 2007 Bonds were issued pursuant to a trust deed dated April 12, 2007, as amended and restated on August 29, 2007 (the “2007 Trust Deed”), entered into by and between the Company and The Bank of New York, London Branch (the “Trustee”);

WHEREAS, the 2007 Warrants have been fully exercised pursuant to the terms of the 2007 Warrants and are no longer outstanding;

WHEREAS, on April 15, 2008, the Company issued to the Bondholders an aggregate amount of US$20,000,000 12% Convertible Bonds due 2011 (the “2008 Bonds,” and together with the 2007 Bonds, the “Bonds”) and 300,000 warrants to purchase 300,000 shares of common stock of the Company expiring 2013 (the “2008 Warrants”);

WHEREAS, the 2008 Bonds were issued pursuant to a trust deed dated April 15, 2008, as amended and restated on September 29, 2008 (the “2008 Trust Deed,” and together with the 2007 Trust Deed, the “Trust Deeds”), entered into by and between the Company and the Trustee;

WHEREAS, the 2008 Warrants, none of which have been exercised as of the date of this Agreement, were issued pursuant to a Warrant Instrument dated April 15, 2008 (the “2008 Warrant Instrument”) entered into by and between the Bondholders and the Company;

WHEREAS, the 2007 Trust Deed and 2008 Trust Deed each provide that the then-current conversion price of the respective Bonds shall be adjusted downward upon certain triggering events, including upon the sale and issuance by the Company of shares of the Company’s common stock, $0.001 par value per share (“Shares”) for consideration per Share that is less than the then-current conversion price of the respective Bonds;

WHEREAS, paragraph 8.1(e) of the 2008 Warrant Instrument provides that an the occurrence of an adjustment to the conversion price of the 2008 Bonds shall result in an identical adjustment to the exercise price of the 2008 Warrants;

WHEREAS, the Company has agreed to provide a guarantee over an Overdraft Facility letter (reference number CZ2008003C) provided by ABN AMRO Bank (China), Shenzhen Branch, dated 13 May 2009 (the “Bank Overdraft Facilities”);

WHEREAS, Condition 12(A)(xiv) of the Terms and Conditions of the 2008 Trust Deed provide that it is an event of default if KGE Group ceases to own at least 45% of the outstanding Shares;

WHEREAS, ABN AMRO holds 100% of the issued and outstanding 2007 Bonds, and the Bondholders in aggregate hold 100% of the issued and outstanding 2008 Bonds and 100% of the 2008 Warrants;

WHEREAS, the Company and KGE Group are currently contemplating the issue and sale by the Company and the sale by KGE Group of Shares to certain investors on the terms and conditions described in Appendix A attached to this Agreement (the “Proposed Sale”) ;

WHEREAS, if consummated, the Proposed Sale (a) would trigger a reduction in the conversion price of each of the Bonds and a reduction in the exercise price of the 2008 Warrants pursuant to the terms of the Bonds and the 2008 Warrants (the “Adjustment Rights”) and (b) would result in an event of default under Condition 12(A)(xiv) of the 2008 Bonds;

WHEREAS, the proceeds of the Proposed Sale will be applied in accordance with the terms hereof and as specifically set forth in Appendix B, and the Proposed Sale will provide the Company with additional resources to assist the Company in strengthening its financial position and operations;

WHEREAS, the Proposed Sale is subject to the NASDAQ Stock Exchange and United States federal securities law requirements described in Appendix A;

WHEREAS, the Proposed Sale is expected to occur in two separate steps and consummation of the second step is subject to certain approvals that may not be received;

WHEREAS, the use of the net proceeds of the Proposed Sale shall be applied in the order described in Appendix B;

WHEREAS, each of the Bondholders desires to waive their Adjustment Rights only as it relates to the Proposed Offering and Condition 12(A)(xiv) of the 2008 Bonds, and only for the sole purpose of allowing the Proposed Sale to take place and be completed no later than Three (3) months from the effective date of this Agreement; and

WHEREAS, if any portion of the Proposed Sale is consummated but the Agreed Bondholder Payments, as defined in Appendix B, are not paid to the Creditors in accordance with the time periods, amounts and order set forth in Appendix B; then no rights of the Bondholders, including those rights under Condition 12(A)(xiv) of the 2008 Bonds and Adjustment Rights, shall be waived and appropriate adjustments shall be made to the conversion prices of the Bonds and the exercise price of the 2008 Warrant to reflect the Shares sold by the Company in the Proposed Sale, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1.           Waivers.  Subject to compliance by the Company and KGE Group with the terms and conditions set forth herein, and for the sole purpose of allowing the Proposed Sale to take place, each of the parties hereby agrees that, with respect to Shares sold pursuant to and in accordance with the terms for the Proposed Sale set forth herein (including in Appendix A and Appendix B):

(A)           notwithstanding any provisions of the Trust Deeds or the 2008 Warrant Instrument, or any other related documents or agreements, the Adjustment Rights that would otherwise be triggered by the Proposed Sale shall not be applicable and shall be waived, and there shall be no adjustment to the conversion price of the Bonds or the exercise price of the 2008 Warrants; and

(B)           no default shall occur under Condition 12(A)(xiv) of the 2008 Trust Deed relating to the minimum percentage ownership requirements by KGE Group due to the sale of such Shares,

in each case provided, that the Company and KGE Group shall comply with Section 2 of this Agreement.

2.           Agreed Use of Net Proceeds. The Company and KGE Group hereby agree to use the net proceeds of the Proposed Sale strictly in accordance with the terms set forth in Appendix B.

3.           Failure to Pay Agreed Bondholder Payments.  If any portion of the Proposed Sale occurs and the Agreed Bondholders Payments are not paid to the Creditors in the amounts, within the stipulated time periods and order provided in Appendix B then no rights of the Bondholders, including those rights under Condition 12(A)(xiv) of the 2008 Bonds and the Adjustment Rights, shall be waived and appropriate adjustments shall be made to the conversion prices of the Bonds and the exercise price of the 2008 Warrants to reflect the impact of the Shares sold in the Proposed Sale.

4.           No Prepayment of Other Debt.  Until those certain Agreed Bondholders Payments specified in Step No. 2 of Appendix B are made by the Company after the sale of the Company Shares, as defined in Appendix B, the Company agrees that the Company will not use its proceeds from the Proposed Sale to repay or prepay any debt prior to its currently scheduled due date.

5.           Reinstatement of Waived Rights.  If any part of the Proposed Sale is cancelled or not consummated within three months from the effective date of this Agreement and otherwise in accordance with the terms of this Agreement and Appendix A, then all rights previously waived or to be waived hereunder (including under Section 1), shall not be waived and shall be reinstated, and any previous waivers shall be null and void.

6.           Failure to Use Proceeds as Agreed.  The parties hereby agree that the terms of each of the Bonds and of the Bank Overdraft Facility are hereby amended so that it shall be an immediate event of default under each if any applicable Agreed Bondholder Payments are not paid to the relevant Creditor in the amount, within the stipulated time periods  and order provided in Appendix B.

7.           Continued Effect of Trust Deeds and 2008 Warrant Instrument.  All terms and conditions of the Trust Deeds and 2008 Warrant Instrument, and related documents, not expressly amended or waived by this Agreement remain unchanged and in full force and effect, and the parties reserve all existing rights thereunder.  To the extent there is any conflict between the terms of the Bonds and the 2008 Warrants and the express terms hereof, the terms of this Agreement shall take precedence.

8.           Ownership of the Bonds and 2008 Warrants.  ABN AMRO hereby represents and warrants that it owns 100% of the 2007 Bonds, 37.5% of the 2008 Bonds and 37.5% of the 2008 Warrants.  CITIC represents and warrants that it owns 62.5% of the 2008 Bonds and 62.5% of the 2008 Warrants.  Each of ABN AMRO and CITIC represents and warrants that it is the sole and lawful owner of all rights, title and interest in and to all ownership interests indicated in the immediately preceding sentence, and there has been no assignment or other transfer of any such interests.

9.           Accuracy of the Appendices.  The Company and KGE Group (x) represent and warrant to each Creditor that, as of the date of this Agreement, Appendix A and Appendix B are accurate and complete descriptions of the Proposed Sale, the use of proceeds therefrom and the required approvals therefor and (y) covenant and agree to use their best efforts to consummate the Proposed Sale and use the proceeds therefrom in accordance with such terms.  The Company and KGE Group acknowledge that the Creditors are executing this Agreement in reliance on these representations and warranties, covenants and agreements.

10.           Compliance with Laws and Regulations.  The Company and KGE Group shall comply with all relevant Laws and Regulations applicable to them, including satisfying all filings, notification and other requirements of Nasdaq, the United States Securities and Exchange Commission and U.S. Securities Laws.

11.           Duly Authorized.  The execution, delivery and performance of this Agreement have been duly authorized by all required corporate action by each of the parties hereto.

12.           Notice to Trustee.  The execution of this Agreement, and instructions related to the actions contemplated hereunder, shall be provided to the Trustee in accordance with the terms of the Bonds and 2008 Warrants.

13.           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

14.           Successors and Assigns.  It is expressly understood and agreed by the parties that this Agreement and all of its terms shall be binding upon the parties’ respective representatives, executors, administrators, successors and assigns.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized respective officers, as of the date first written above.

CHINA ARCHITECTURAL ENGINEERING, INC.

By:	/s/ Luo Ken Yi
Name: Luo Ken Yi
Title: Chief Executive Officer

KGE GROUP LIMITED

By:	/s/ Luo Ken Yi
Name:
Title:

ABN AMRO BANK N.V., LONDON BRANCH

By:	/s/ Peter [ILLIGIBLE]
Name: Peter [ILLEGIBLE]
Title: Head of Equities

By:	/s/ James [ILLEGIBLE]
Name: James [ILLEGIBLE]
Title: Regional Counsel

[Amendment and Waiver Agreement – Page 1 of 2]

CITIC CAPITAL CHINA MEZZANINE FUND LIMITED (formerly known as CITIC Allco Investments Limited.)

By:	[ILLEGIBLE SIGNATURE]
Name:
Title:

By:
Name:
Title:

ABN AMRO BANK (CHINA) CO., LTD., SHENZHEN BRANCH

By:	/s/ Chen Han Rui
Name: Chen Han Rui
Title: Vice President

By:	/s/ Moy Chin Khan
Name: Moy Chin Khan
Title: Vice President

[Amendment and Waiver Agreement – Page 2 of 2]

APPENDIX A
PROPOSED SALE

KGE Group intends to sell 5,000,000 previously-issued shares of common stock of the Company to an investor at a per share price of US$0.90.  In addition, the Company intends to sell approximately 17,000,000 shares of newly issued shares of common stock to certain investors at a per share price of $1.65.  Accordingly, a total of approximately 22,000,000 shares of common stock of the Company is intended be sold to the investors.

Nasdaq Marketplace Rules require that the Company complete and submit an additional listing application to the Nasdaq Stock Market and receive approval from NASDAQ before the Company may issues any new shares in the Proposed Sale.  In addition, Nasdaq Marketplace Rule 5635 requires that, among other things, the Company obtain shareholder approval of the issuances of securities in private placements where (i) the issuance (together with sales by officers, directors, or substantial shareholders), equals 20% or more of the pre-transaction outstanding shares; and (ii) the sales price is less than the greater of book or market value.  Because the 22,000,000 shares of common stock of the Company intended to be sold exceeds the 20% threshold as set forth in the Nasdaq Marketplace Rules, the Company must obtain shareholder approval, which is subject to compliance with Section 14 of the Securities Exchange Act of 1934, as amended.

The sale of shares is intended to occur as follows:

Step 1.	Private Sale of Shares by KGE Group to Investor	5.0 million shares

This sale is intended to occur as soon as practicable after the execution of this Amendment and Waiver Agreement and the completion of sale transaction documents and required processing in connection therewith.  Upon completion of this step, the percentage ownerships of the Company share capital by KGE Group and the new investor are expected to be approximately 49.1% and 9.4%, respectively, based on 53,256,874 shares of common stock outstanding.

APPENDIX A (cont.)

Step 2.	Private Placement of Company Shares by the Company to certain Investors	17 million shares

This private placement of shares is intended to occur after the Nasdaq Stock Market reviews and approves an additional listing application for the shares to be sold by the Company, and after execution of a Securities Purchase Agreement between the Company and the investors and after shareholder approval of the transaction is obtained in accordance with Nasdaq Marketplace Rules.  Approval from Nasdaq of the additional listing application for the shares is expected to take approximately two weeks from date of application, depending on Nasdaq requests for information. Shareholder approval is subject to US Federal Securities laws and is expected to take approximately seven weeks, which is subject to review and comments from the Securities and Exchange Commission.  Upon completion of this step, the percentage ownership of the Company by KGE Group is expected to be approximately 37.2%, based on 70,256,874 shares of common stock outstanding.

APPENDIX B

USE OF PROCEEDS

The net proceeds from the Proposed Sale shall be used as follows:

1.	Private Sale of Shares by KGE Group to Investor	5.0 million shares

Net proceeds from this sale of these shares shall be used to fund the operations of KGE Group itself, including salary and rent, or in the discretion of the Board of Directors and Management, in the best interests of KGE Group and its shareholders.

2.	Private Placement of Company Shares by the Company to the Investosr	17 million shares

Net proceeds from this sale of these shares (the “Company Shares”) shall be used solely for the following purposes and in the following order:

(i)   to pay the interest payments of the Bonds that are outstanding and due for payment in accordance with the terms of the Trust Deeds; and (ii)  to pay all amounts owed to ABN AMRO Bank (China) Co. Ltd., Shenzhen Branch or any other ABN AMRO affiliate in connection with the Bank Overdraft Facility in the amount of CNY33,628,983.88 and any outstanding interest on the facility as at the date of payment (collectively, the “Agreed Bondholder Payments”). Such payments shall be made no later than the earlier of (i) Seven (7) Business Days after the sale of the Company Shares and (ii) three (3) months from the date of this Amendment and Waiver Agreement.  Remaining net proceeds shall be used to fund the operations of the Company, or in the discretion of the Board of Directors and Management, in the best interests of the Company and its shareholders. Until the Agreed Bondholders Payments of are made by the Company after the sale of the Company Shares, the Company agrees that the Company will not use its proceeds from the sale of the Company Shares to repay or prepay any debt prior to its currently scheduled due date.

SPECIAL MEETING OF STOCKHOLDERS OF

CHINA ARCHITECTURAL ENGINEERING, INC.

__________ __, 2009

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	Approve the issuance of 17,000,000 shares of our common stock (the “Shares”) pursuant to the Securities Purchase Agreement

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Special Meeting, or any adjournments thereof.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	Please check here if you plan to attend the meeting.	☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CHINA ARCHITECTURAL ENGINEERING, INC.

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON ___________ __, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of China Architectural Engineering, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement dated September __, 2009, and hereby appoints Luo Ken Yi, our Chief Executive Officer and Chairman of the Board, and Li Chengcheng, our Chief Financial Officer, or either of them acting singly in the absence of the other, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Special Meeting of Stockholders of China Architectural Engineering, Inc to be held on __________ __, 2009, at 9:00 am Local Time in Shenzhen, China, and at any adjournments thereof, upon the matters as set forth in the Notice of Special Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

 THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE SPECIAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE

ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)